UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina		27101
(Address of principal executive offices)		(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 8, 2012, Targacept, Inc. announced staff reductions of 27 employees, or approximately 38% of the company’s workforce, and that it will close its laboratory operations by the end of 2012. Targacept is implementing these measures to align its resources more closely with corporate objectives. Affected employees were notified on October 8, 2012. Targacept expects to complete the workforce reduction by December 15, 2012.

Conditional on the execution of a release of potential claims, all employees whose employment is being terminated as part of the workforce reduction will be provided with severance pay and benefits. In addition, the company has arranged to make outplacement services available to all employees whose employment is being terminated.

Targacept estimates the staff reductions and related operational changes to result in annual savings of approximately $9.6 million in cash operating expenses beginning in 2013, with estimated one-time severance and other cash charges related to the workforce reduction of approximately $1.5 million expected to be recorded in the fourth quarter of 2012. Targacept may also incur non-cash costs associated with the closure of its laboratory operations, the amounts of which Targacept is currently unable to estimate. Targacept does not anticipate that there will be any further material future cash expenditure associated with the workforce reduction or laboratory closures. The estimated savings and costs noted above are subject to a number of assumptions. Actual results and experience may differ materially as a result of various important factors, including the risks and uncertainties described under the heading “Forward-Looking Statements” in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which are incorporated by reference herein. Targacept may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction and changes to operations.

Item 7.01	Regulation FD Disclosure.

On October 8, 2012, Targacept issued a press release announcing the workforce reduction described in Item 2.05 of this Current Report on Form 8-K. Except to the extent of the portion of the press release incorporated by reference into Item 2.05 as described above, the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated October 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: October 8, 2012	/s/ Peter A. Zorn
Peter A. Zorn
Senior Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 8, 2012